EXHIBIT 23.4

RP® FINANCIAL, LC. Financial Services Industry Consultants

June 15, 2009

Board of Directors
Premier Financial Bancorp, Inc.
2883 Fifth Avenue
Huntington, West Virginia  25702

Board of Directors
Abigail Adams National Bancorp, Inc.
1130 Connecticut Avenue, N.W., Suite 200
Washington, DC  20036

Members of the Boards of Directors:

We hereby consent to the use of our firm’s name in the Form S-4 of Premier Financial Bancorp, Inc., and any amendments thereto to be filed with the Securities and Exchange Commission.  We also hereby consent to the inclusion of and references to our opinion addressed to the board of directors of Abigail Adams National Bancorp, Inc., dated December 29, 2008, in such filings including the joint proxy statement/prospectus of Premier Financial Bancorp, Inc. and Abigail Adams National Bancorp, Inc.

Sincerely,

RP® FINANCIAL, LC.

/s/ RP Financial, LC.

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